UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A
 (RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
 Securities Exchange Act of 1934

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SolarEdge Technologies, Inc.
 (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 24, 2017

To Our Stockholders:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of SolarEdge Technologies, Inc. (the “Company”) at 47505 Seabridge Drive, Fremont, CA, on May 10, 2017, at 10 a.m. local time.

The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

This year we are providing access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to many of our stockholders a notice of Internet availability of our proxy materials (the “Notice”) instead of a paper copy of this proxy statement and our 2016 Annual Report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2016 Annual Report, and a form of proxy card or voting instruction card. All stockholders who do not receive the Notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. By employing this distribution process we will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

Your vote is important. Regardless of whether you plan to participate in the annual meeting, we hope you will vote as soon as possible to ensure that your shares are represented. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet or by telephone, written proxy or voting instruction card will ensure your representation at the Annual Meeting.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Guy Sella
Guy Sella
 Chief Executive Officer and Chairman

SolarEdge Technologies, Inc.
1 HaMada Street
 Herziliya Pituach, Israel

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders of SolarEdge Technologies, Inc. will be held at 47505 Seabridge Drive, Fremont, CA, on May 10, 2017, at 10:00 a.m. local time, for the following purposes:

1. To elect the two directors named in the Proxy Statement as Class II directors of SolarEdge Technologies, Inc., each to serve until the third annual meeting of stockholders following this Annual Meeting of Stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

2. To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of EY Global, as our independent registered public accounting firm for the year ending December 31, 2017.

3. To approve, on an advisory and non-binding basis, the frequency with which stockholders are provided with future advisory votes to approve executive compensation (commonly referred to as “Say-on-Frequency” vote).

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on March 13, 2017 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

The Notice and the proxy materials are being made available to our stockholders on or about March 24, 2017.

By Order of the Board of Directors

Rachel Prishkolnik
Vice President
 General Counsel & Corporate Secretary
1 HaMada Street
Herziliya Pituach, Israel
 March 24, 2017

Whether or not you expect to attend the meeting, we hope you will vote as soon as possible so that your shares may be represented at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to
Be Held on May 10, 2017:

This Notice of Annual Meeting, this Proxy Statement and our 2016 Annual Report available on the Internet at www.proxyvote.com.

SolarEdge Technologies, Inc.
Proxy Statement
For the Annual Meeting of Stockholders
 To Be Held on May 10, 2017

SOLAREDGE TECHNOLOGIES, INC.
1 HAMADA STREET, HERZILIYA PITUACH, ISRAEL
PROXY STATEMENT
 March 24, 2017

THE MEETING

The accompanying proxy is solicited on behalf of the board of directors (the “Board of Directors” or the “Board”) of SolarEdge Technologies, Inc., a Delaware corporation (the “Company”), for use at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 47505 Seabridge Drive, Fremont, CA, on May 10, 2017, at 10:00 a.m. local time. The Notice and the proxy materials, including this Proxy Statement, were first made available to stockholders on or about March 24, 2017. You can access the proxy materials by following instructions in the Notice and visiting www.proxyvote.com.  Electronic copies of this Proxy Statement and our 2016 Annual Report are also available at the Company’s website at http://investors.solaredge.com.

Change in Fiscal Year

During 2016 we changed our fiscal year end from June 30 to December 31. As a result, some of the information in this Proxy Statement, reflects and is for the six-month “transitional” period of July 1, 2016 to December 31, 2016, rather than being for a full fiscal year. Throughout this Proxy Statement we refer to the period beginning July 1, 2015 and ending June 30, 2016 as “fiscal 2016”, the period beginning July 1, 2014 and ending June 30, 2015 as “fiscal 2015”, the period beginning July 1, 2013 and ending June 30, 2014 as “fiscal 2014” and to the period beginning July 1, 2016 and ending December 31, 2016 as the “Stub Period” or “SP”.

Voting Rights, Quorum and Required Vote

Only holders of record of our common stock at the close of business on March 13, 2017, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on March 13, 2017, we had 41,475,606 shares of common stock outstanding and entitled to vote. Holders of the Company’s common stock are entitled to one vote for each share held as of the above record date. There is no cumulative voting. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf. A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority in voting power of all stock outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” (described below) will be counted in determining whether there is a quorum.

For Proposal No. 1 - Election of Directors, directors will be elected if the number of votes of the shares of common stock cast at the Annual Meeting for the nominee’s election exceeds the number of votes cast against the nominee’s election.  Votes “against” and broker non-votes (as defined below) will have no effect on Proposal No. 1.

Proposal No. 2 - Ratification of Appointment of Independent Registered Public Accounting Firm, requires the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present in person or represented by proxy. Abstentions will count the same as votes against Proposal No. 2.  Broker discretionary voting on this Proposal is allowed.

Proposal No. 3 - Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation requires the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present in person or represented by proxy.  Stockholders will be able to vote for EVERY YEAR, EVERY TWO YEARS, or EVERY THREE YEARS, or ABSTAIN. Abstentions will count the same as votes against the options listed in Proposal No. 3.  Broker non-votes will have no impact on this Proposal No. 3.

Notice of Internet Availability of Proxy Materials

As permitted by the rules of the SEC, we are making the proxy materials available to our stockholders primarily electronically via the Internet rather than mailing printed copies of these materials to each stockholder. The Company believes that this process expedites stockholders’ receipt of the proxy materials, lowers the costs incurred by the Company for the 2017 Annual Meeting and helps to conserve natural resources.

On or about March 24, 2017, we mailed the Notice in the form of a mailing titled “Important Notice Regarding the Availability of Proxy Materials.” The Notice contains instructions on how to access the Proxy Materials on the Internet and how to vote.

If you received the Notice by mail, you will not receive a printed copy of the proxy materials unless you request a printed copy, currently or on an ongoing basis. If you received the Notice by mail and would like to receive a paper or email copy of the proxy materials, follow the instructions on the Notice. Stockholders, who requested paper copies of the proxy materials or previously elected electronic receipt, did not receive the Notice and will receive the proxy materials in the format requested.

Voting Your Shares

If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote in person at the Annual Meeting or by telephone or electronically via the Internet by following the instructions included in the Notice or by completing, dating and signing the proxy card and promptly returning it in the enclosed envelope if you request and receive (or previously requested and received) a hard copy of the proxy materials. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” each of the nominees in Proposal No. 1, “for” Proposal No. 2 and for “Every Year” with respect to Proposal No. 3.

If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee.  You must obtain a legal proxy from the nominee that holds your shares if you wish to vote in person at the Annual Meeting. If you do not provide voting instructions to your broker in advance of the Annual Meeting, applicable rules grant your broker discretionary authority to vote on “routine” proposals. The ratification of the appointment of the independent registered public accounting firm in Proposal No. 2 is the only item on the agenda for the Annual Meeting that is considered routine. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal, and the un-voted shares are referred to as “broker non-votes.”

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the chairman of the meeting, or a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon, shall have power to adjourn or recess the Annual Meeting to permit further solicitations of proxies.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting by telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, which must be borne by the stockholder.

Expenses of Solicitation

The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by the Company. Following the original mailing of the Notices, the proxies and other soliciting materials, as applicable, proxies may be solicited on our behalf by directors, officers or employees of the Company, without additional remuneration, in person, by telephone or email. Following the original mailing of the Notice, the proxies and other soliciting materials, as applicable, the Company will request that banks, brokers and other nominees forward copies of the Notice, the proxy and other soliciting materials, as applicable, to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers and other nominees for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

Revocability of Proxies

Any person submitting a proxy has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent vote or proxy that is submitted via telephone or Internet, or by attendance at the Annual Meeting and voting in person. In order for beneficial owners to change any of your previously provided voting instructions, you must contact your bank, broker or other nominee directly.

Delivery of Documents to Stockholders Sharing an Address

Some banks, brokers and other nominee record holders may have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding” under which multiple stockholders who share the same address will receive only one copy of the Annual Report or Proxy Statement, as applicable. We will promptly deliver a separate copy of the Notice or the proxy materials, as applicable, to you if you notify us by telephone at 972 (9) 957-6620, by mail at SolarEdge Technologies, Inc. at, 1 HaMada Street, Herziliya Pituach 4673335, Israel, or by email at investors@solaredge.com. You also may request additional copies of the Notice or the proxy materials by notifying us in writing or by telephone at the same address, email address, or telephone number. Stockholders with shares registered in the name of a brokerage firm or bank should contact their brokerage firm or bank to request information about householding or to opt in or out of householding.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Company’s Board of Directors is presently comprised of seven members, who are divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve from the time of their election until the third annual meeting of stockholders following their election. Class I directors consist of Yoni Cheifetz, Dan Avida and Doron Inbar; Class II directors consist of Tal Payne and Marcel Gani; and Class III directors consist of Guy Sella and Avery More.

The Class II directors standing for reelection at the Annual Meeting are Tal Payne and Marcel Gani. Class I and Class III directors will stand for reelection or election at the 2019 and 2018 annual meetings of stockholders, respectively.

Each of the nominees for election to Class II is currently a director of the Company.  If elected at the Annual Meeting, each of the nominees for election to Class II would serve until the third annual meeting of stockholders following this Annual Meeting and until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. If any of the nominees is unable or unwilling to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), the stockholders may vote for a substitute nominee chosen by the present Board to fill the vacancy. In the alternative, the stockholders may vote for just the remaining nominees, leaving a vacancy that may be filled at a later date by the Board, or the Board may reduce the size of the Board of Directors.

Mr. Gani has been a member of our Board of Directors since our public offering in March 2015, and provides a valuable perspective to the Board through his years of experience as a chief financial officer with public companies and experience as a director of other public companies.  Ms. Payne has been a member of our Board of Directors since our public offering in March 2015, and brings to our Board her years of experience as a chief financial officer with publicly traded companies.

The names of the nominees for reelection as Class II directors at the Annual Meeting and of the incumbent Class I and Class III directors, and certain information about them, including their ages as of March 24, 2017, are included below.

Name	Class	Age	Position	Elected Director (Calendar Year)	Current Term Expires (Calendar Year)	Expiration of Term for which Nominated (Calendar Year)
Director Nominees
Marcel Gani (1)(2)	II	64	Director	2015	2017	2020
Tal Payne (2)	II	45	Director	2015	2017	2020

Continuing Directors
Dan Avida (1)(3)	I	53	Director	2007	2019
Yoni Cheifetz (3)	I	56	Director	2010	2019
Doron Inbar (1)(2)	III	67	Director	2015	2019
Guy Sella	III	52	Chief Executive Officer and Chairman of the Board	2006	2018

Avery More (1)(3)	III	62	Director	2006	2018

——————
(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Nominees for Reelection as Class II Directors

Marcel Gani has served as a member of our board of directors since 2015. From 2005 to 2009, Mr. Gani lectured at Santa Clara University, where he taught classes on accounting and finance. In 1997, Mr. Gani joined Juniper Networks, Inc. where he served as chief financial officer and executive vice president from December 1997 to December 2004, and as chief of staff from January 2005 to March 2006. Prior to joining Juniper, Mr. Gani served as chief financial officer at various companies, including NVIDIA Corporation, Grand Junction Networks, Primary Access Corporation and Next Computers. Mr. Gani served as corporate controller at Cypress Semiconductor from 1991 to 1992. Prior to joining Cypress Semiconductor, Mr. Gani worked at Intel Corporation from 1978 to 1991. Mr. Gani holds a B.A. in Applied Mathematics from Ecole Polytechnique Federal and an M.B.A. from University of Michigan, Ann Arbor. Mr. Gani serves on the board of directors of Infinera, where he is a member of the audit committee and the chairman of the compensation committee. Mr. Gani brings valuable financial and business experience to our board through his years of experience as a chief financial officer with public companies and experience as a director of other public companies.

Tal Payne has served as a member of our board of directors since 2015. Tal Payne brings over 15 years of financial management experience, serving as Chief Financial Officer in Check Point Software Technologies Ltd. (“Check Point”) since joining in 2008 and as Chief Financial and Operations Officer since 2015. Ms. Payne oversees Check Point’s global operations and finance, including investor relations, legal, treasury, purchasing and facilities. Prior to joining Check Point, Ms. Payne served as Chief Financial Officer at Gilat Satellite Networks, Ltd., where she held the role of Vice President of Finance for over five years. Ms. Payne began her career as a CPA in public accounting at PricewaterhouseCoopers. Ms. Payne holds a B.A. in Economics and Accounting and an Executive M.B.A., both from Tel Aviv University. Ms. Payne is a certified public accountant. Ms. Payne brings valuable financial and business experience to our board through her years of experience as a chief financial officer with publicly traded companies.

Continuing Directors

Guy Sella is a co-founder of SolarEdge and has served as Chairman of the Board of Directors and Chief Executive Officer since 2006. Prior to founding SolarEdge, Mr. Sella was a partner at Star Ventures, a leading venture capital firm, where he led investments in several startups, including AeroScout, Inc. (acquired by Stanley Black & Decker, Inc.) and Vidyo, Inc. Previously, Mr. Sella acted as the director of technology for the Israeli National Security Council and as the secretary for the National Committee for Cyber Protection. Mr. Sella also served as the head of the Electronics Research Department, one of Israel’s national labs, which is tasked with developing innovative and complex systems. Mr. Sella holds a B.S. in Engineering from the Technion, Israel’s Institute of Technology in Haifa. Mr. Sella brings to our Board of Directors demonstrated senior leadership skills, expertise from years of experience in electronics industries, and historical knowledge of our Company from the time of its founding.

Avery More has served as a member of our board of directors since 2006. Mr. More was the sole seed investor in the Company through his fund, ORR Partners I, L.P., and has participated in all successive rounds. Mr. More joined Menlo Ventures in 2013 as a venture partner, and focuses on investments in technology companies. Prior to joining Menlo Ventures, Mr. More was the president and chief executive officer of CompuCom Systems Inc. from 1989 to 1993. Mr. More currently serves on the board of directors of Vidyo, Inc., QualiSystems Ltd., Takipi BuzzStream, AppDome and Dome9. Mr. More has specific attributes that qualify him to serve as a member of our board of directors, including his historical knowledge of our company and his experience as a director of other private and public technology companies.

Dan Avida has served as a member of our board of directors since 2007. Mr. Avida is a partner at Opus Capital. Before joining Opus Capital in 2005, Mr. Avida served for four years as president and chief executive officer at Decru Inc., a pioneering storage security company that Mr. Avida co‑founded in 2001. Between 1989 and 1999 Mr. Avida was employed by Electronics for Imaging, Inc. (NASDAQ:EFII), where he held a number of positions and ultimately served as chairman and chief executive officer. Prior to Electronics for Imaging, Mr. Avida served as an officer in the Israel Defense Forces. Mr. Avida holds a B.Sc. in Computer Engineering (summa cum laude) from the Technion, the Israel Institute of Technology. Mr. Avida’s historical knowledge of our company and years of experience in working with innovative companies in the United States and Israel provide a valuable perspective to the board of directors.

Yoni Cheifetz has served as a member of our board of directors since 2010. Since 2006, Mr. Cheifetz has served as a Partner at Lightspeed Venture Partners, where he focuses on investment activity in Israel in areas of interest, including the Internet, general media, mobile, communications, software, semiconductors and cleantech. Prior to joining Lightspeed Venture Partners, Mr. Cheifetz was a partner with Star Ventures from 2003 to 2006. Before joining Star Ventures, Mr. Cheifetz was a serial entrepreneur and the founder, CEO and Chairman of several privately held software companies most of which have been acquired. Mr. Chiefetz holds a B.Sc. in Applied Mathematics from Tel Aviv University and a M.Sc. in Applied Mathematics and Computer Science from the Weizmann Institute of Science. Mr. Cheifetz’s historical knowledge of our company and extensive experience in working with technology companies qualify him to serve as a member of our board of directors.

Doron Inbar has served as a member of our board of directors since 2010. Mr. Inbar has been a venture partner at Carmel Ventures, an Israeli-based venture capital firm that invests primarily in early stage companies in the fields of Software, Communications, Semiconductors, Internet, Media, and Consumer Electronics, since 2006.  Prior to that, Mr. Inbar served as the President of ECI Telecom Ltd., a global telecom networking infrastructure provider, from November 1999 to December 2005 and as its Chief Executive Officer from February 2000 to December 2005.  He joined ECI Telecom Ltd. in 1983 and during his first eleven years with the company, served in various positions at its wholly-owned U.S. subsidiary, ECI Telecom, Inc., in the U.S., including Executive Vice President and General Manager.  In July 1994, he returned to Israel to become Vice President, Corporate Budget, Control and Subsidiaries of ECI Telecom Ltd.  In June 1996, he was appointed Senior Vice President and Chief Financial Officer of ECI Telecom Ltd., and he became Executive Vice President of ECI Telecom Ltd. in January 1999.   Since 2005, Mr. Inbar has served on the board of Maccabi Dent Ltd., the largest chain of dental service clinics in Israel. In addition, Mr. Inbar serves on the boards of the following private companies: Archimedes Global, Carmel Ventures and Cellwise. In the past, Mr. Inbar served as a director of Comverse, Inc. (later renamed as Xura) (NASDAQ: CNSI), a global provider of cloud-based and in-network services enablement and monetization software solutions, between October 2012 until it was sold in 2016. He was member of its Audit Committee and Corporate Governance & Nominating Committee.   He also served as a director of Alvarion Ltd., a company that designed broadband wireless and Wi-Fi products, since September 2009 to 2104 when it was sold and was a member of its Audit Committee and Compensation Committee. Mr. Inbar holds a B.A. in Economics and Business Administration from Bar-Ilan University, Israel.

The Board of Directors recommends a vote FOR the election of each of the two director nominees.

Directors and Corporate Governance

Board Composition

Our Board of Directors currently consists of seven members.

In accordance with the amended and restated certificate of incorporation and the amended and restated bylaws, our Board of Directors is divided into three classes with staggered terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve.

Directors for a particular class will be elected for terms expiring at the third annual meeting of stockholders following their election. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective terms. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal.

Board Independence

Under the listing requirements and Nasdaq rules, independent directors must comprise a majority of a listed company’s board of directors. Our Principles of Corporate Governance (the “Principles”) provide that an “independent” director is a director who meets the Nasdaq definition of independence. The Principles also provide that, under applicable Nasdaq rules, the members of each of the Audit and Compensation Committees are subject to additional, heightened independence criteria applicable to directors serving on these committees. Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of each director (both generally, and, where applicable, under heightened independence criteria applicable to certain committees). Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined, based on the recommendation of our nominating and corporate governance committee, that each of Messrs. Avida, Cheifetz, Gani, Inbar and More and Ms. Payne is “independent” under Nasdaq rules. In making the independence determinations, our Board of Directors assessed the current and prior relationships that each non-employee director has with us and all other relevant facts and circumstances, including the beneficial ownership of our capital stock by each non-employee director and affiliated persons and entities. Based on these assessments, for each director deemed to be independent, our Board of Directors made a determination that, because of the nature of the director’s relationships or the amounts involved, the director had no relationships with the Company or our management that, in the judgment of the Board, would impair the director’s independence.

Leadership Structure

Guy Sella serves as Chief Executive Officer and Chairman of the Board. Our Board of Directors believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing the Board and management to benefit from Mr. Sella’s demonstrated senior leadership skills, expertise from years of experience in electronics industries, and his experience and familiarity with our business as Chief Executive Officer. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside of our Company, while Mr. Sella brings company-specific experience and expertise. The Board of Directors believes that Mr. Sella’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.  The Board does not currently have a lead independent director or a standing presiding director, although the independent directors of the Board may designate a director to lead the meetings of the independent directors, as appropriate.

Executive Sessions of Independent Directors

In order to promote open discussion among independent directors, our Board of Directors has a policy of conducting executive sessions of independent directors during each regularly scheduled meeting of the Board.

Principles of Corporate Governance

Our Principles of Corporate Governance are available under “Corporate Governance” on our website at http://investors.solaredge.com.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our officers and employees, including our Chief Executive Officer and Chief Financial Officer and those officers and employees responsible for financial reporting. We have also adopted a code of business conduct and ethics that applies to our directors. Our codes of business conduct and ethics are posted on the investor relations section of our website at http://investors.solaredge.com. We intend to disclose future amendments to our codes of business conduct and ethics, and any waivers of their provisions that we grant to our executive officers and directors, on our website within four business days following the date of the amendment or waiver.

Board Meetings

During fiscal 2016, the Board of Directors held six meetings. The Board held two meetings during the Stub Period. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during the period such director served and 75% of the total number of meetings held by any of the committees of the Board of Directors on which such director served during such period.

The Board’s Role in Risk Oversight

The Board of Directors oversees the Company’s risk management process. The Board oversees a Company-wide approach to risk management, designed to enhance stockholder value, support the achievement of strategic objectives and improve long-term organizational performance. The Board determines the appropriate level of risk for the Company generally, assesses the specific risks faced by the Company and reviews the steps taken by management to manage those risks. The Board’s involvement in setting the Company’s business strategy facilitates these assessments and reviews, culminating in the development of a strategy that reflects both the Board’s and management’s consensus as to appropriate levels of risk and the appropriate measures to manage those risks. Pursuant to this structure, risk is assessed throughout the enterprise, focusing on risks arising out of various aspects of the Company’s strategy and the implementation of that strategy, including financial, legal/compliance, operational/strategic, health and safety, and compensation risks. The Board also considers risk when evaluating proposed transactions and other matters presented to the Board, including material acquisitions and financial matters.

While the Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Audit Committee reviews and discusses the Company’s practices with respect to risk assessment and risk management. The Audit Committee also focuses on the adequacy and effectiveness of the Company’s internal controls. In addition, the Audit Committee oversees the Company’s compliance program with respect to legal and regulatory requirements, including the Company’s codes of conduct and policies and procedures for monitoring compliance. The Compensation Committee oversees the assessment of the risks related to the Company’s compensation policies and programs applicable to its officers and other employees. Management regularly reports on applicable risks to the relevant committee or the Board, as appropriate, including reports on significant Company projects, with additional review or reporting on risks being conducted as needed or as requested by the Board and its committees.

Board Committees

Audit Committee

Our Board of Directors has established an audit committee, which operates under a written charter that is available on our website at http://investors.solaredge.com and that satisfies the applicable standards of the SEC and the listing requirements of Nasdaq. The audit committee’s responsibilities include, but are not limited to:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our outside auditor;
•	at least annually, reviewing the independence of our outside auditor;
•	reviewing with our independent registered public accounting firm the matters required to be reviewed by applicable auditing requirements;
•	approving in advance all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•
meeting to review and discuss with management and the outside auditor the annual audited and quarterly financial statements of the Company and the independent auditor’s reports related to the financial statements;

•	receiving reports from management regarding, and reviewing and discussing the adequacy and effectiveness of, the Company’s disclosure controls and procedures;
•	establishing and overseeing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, auditing and federal securities law matters;
•	establishing and periodically reviewing policies and procedures for the review, approval and ratification of related person transactions; and
•	overseeing the preparation of the report of the audit committee that SEC rules require to be included in our annual proxy statement.

 Our audit committee, which met seven times in fiscal 2016 and four times during the Stub Period, consists of Marcel Gani, Tal Payne and Doron Inbar, with Marcel Gani serving as chairman. The composition of our Audit Committee complies with all applicable requirements of the SEC and the listing requirements of NASDAQ. All of our Audit Committee members meet the additional, heightened independence criteria applicable to directors serving on the Audit Committee under NASDAQ rules and SEC rules. Our Board of Directors has determined that Marcel Gani and Tal Payne each qualify as an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq Global Select Market rules and regulations.

Compensation Committee

Our Board of Directors has established a compensation committee, which operates under a written charter that is available on our website at http://investors.solaredge.com and that satisfies the applicable standards of the SEC and the listing requirements of Nasdaq. The compensation committee’s responsibilities include, but are not limited to:

•	overseeing our overall compensation philosophy, policies and programs;
•
reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the  Chief Executive Officer’s performance in light of those goals and objectives, approving grants of equity awards to the Chief Executive Officer and recommending to the independent directors the Chief Executive Officer’s compensation level based on this evaluation;

•	overseeing the evaluation of other executive officers and approving equity awards to these officers, and setting their compensation based upon the recommendation of the Chief Executive Officer;
•	reviewing and approving the design of other benefit plans pertaining to executive officers;
•	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and
•	overseeing preparation of the report of the compensation committee to the extent required by SEC rules to be included in our annual meeting proxy statement.

 Our compensation committee, which met five times in fiscal 2016 and twice during the Stub Period, consists of Avery More, Marcel Gani, Dan Avida and Doron Inbar, with Avery More serving as chairman. The composition of our compensation committee meets the requirements for independence under the applicable rules and regulations of the SEC and the Nasdaq Global Select Market. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is, or was in fiscal 2016 or during the Stub Period, an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

Nominating and Corporate Governance Committee

Our Board of Directors has established a nominating and corporate governance committee, which operates under a written charter that is available on our website at http://investors.solaredge.com and that satisfies the applicable standards of the SEC and the listing requirements of Nasdaq. The nominating and corporate governance committee’s responsibilities include, but are not limited to:

•	identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors;
•	assessing the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board;
•	developing and recommending to our Board of Directors a set of corporate governance guidelines and principles;
•	establishing procedures for the consideration of Board candidates recommended by the Company’s stockholders;
•	recommending to the Board candidates to be elected by the Board to fill vacancies and newly created directorships and candidates for election or reelection at each annual stockholders’ meeting;
•	periodically reviewing the Board’s leadership structure, size, composition and functioning;
•	overseeing succession planning for positions held by executive offices;
•	overseeing the evaluation of the Board and its committees; and
•	annually reviewing the compensation of directors for service on the Board and its committees and recommend changes in compensation to the Board as appropriate.

Our nominating and corporate governance committee, which met three times in fiscal 2016 and did not meet during the Stub Period, consists of Avery More, Yoni Cheifetz and Dan Avida, with Avery More serving as chairman. The composition of our nominating and corporate governance committee meets the requirements for independence under the applicable rules of the Nasdaq Global Select Market.

Policy Regarding Stockholder Recommendations

The Company identifies new director candidates through a variety of sources. The nominating and corporate governance committee will consider director candidates recommended by stockholders in the same manner it considers other candidates, as described below. Stockholders seeking to recommend candidates for consideration by the nominating and corporate governance committee should submit a recommendation in writing describing the candidate’s qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as director. Please submit this information to the Corporate Secretary at 1 Hamada Street Herziliya Pituach, Israel, 4673335.

Stockholders may also propose director nominees by adhering to the advance notice procedure described under “Stockholder Proposals” elsewhere in this Proxy Statement.

Director Qualifications

The nominating and corporate governance committee and the Board believe that candidates for director should have certain minimum qualifications, including, without limitation:

•	demonstrated business acumen and leadership, and high levels of accomplishment;
•	ability to exercise sound business judgment and to provide insight and practical wisdom based on experience;
•	commitment to understand the Company and its business, industry and strategic objectives;
•	integrity and adherence to high personal ethics and values, consistent with our Code of Business Conduct and Ethics;
•	commitment to enhancing stockholder value;
•	willingness to act in the interest of all stockholders; and
•	for non-employee directors, independence under Nasdaq listing standards and other applicable rules and regulations.

Other requirements, such as industry experience or experience in a particular business discipline, that are expected to contribute to the Board’s overall effectiveness and meet the needs of the Board of Directors and its committees may be considered. The Company values diversity on a company-wide basis and seeks to achieve a diversity of occupational and personal backgrounds on the Board of Directors, but has not adopted a specific policy regarding Board diversity. The Board evaluates its diversity of occupational and personal backgrounds as part of its annual re-nomination process. The nominating and corporate governance committee consults with other members of the Board and management in identifying and evaluating candidates for director.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017

The Audit Committee of the Board of Directors has selected Kost Forer Gabbay & Kasierer, a member of EY Global, or Ernst & Young (“Ernst & Young” or “EY”), to be the Company’s independent registered public accounting firm for the year ending December 31, 2017, and recommends that the stockholders vote for ratification of such appointment. Ernst & Young has been engaged as our independent registered public accounting firm since 2006. As a matter of good corporate governance, the Audit Committee has requested the Board of Directors to submit the selection of Ernst & Young as the Company’s independent registered public accounting firm for 2017 to the stockholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

Audit and Related Fees

The following table sets forth the aggregate fees for professional services rendered by Ernst & Young for the audit of our financial statements for fiscal 2015, 2016 and for the six months ended December 31, 2016 and the aggregate fees for other services rendered by Ernst & Young during those periods:

	2015	2016	Six Months Ended December 31, 2016
	In thousands of Dollars
Audit fees(1)	890	525	395
Audit Related fees(2)	22	-	-
Tax fees(3)	80	27	26
Total audit and related fees	992	552	421

(1)
“Audit fees” are fees for audit services for each of the years shown in this table, including fees associated with the annual audit (including audit of our internal control over financial reporting in fiscal year 2016 and for the six months ended December 31, 2016), reviews of our quarterly financial results submitted on Form 10-Q, consultations on various accounting issues and services rendered for the filing of our Form S-1 and fees related to our initial public offering in fiscal year 2015.

(2)	Represents accounting consultations regarding financial accounting and reporting standards.
(3)	Represents professional services rendered for tax compliance, tax advice, tax planning and review our Israeli tax returns.

In connection with our initial public offering, the Board of Directors adopted a written policy for the pre-approval of certain audit and non-audit services which Ernst & Young provides. The policy balances the need to ensure the independence of Ernst & Young while recognizing that in certain situations Ernst & Young may possess both the technical expertise and knowledge of the Company to best advise the Company on issues and matters in addition to accounting and auditing. In general, the Company’s independent registered public accounting firm cannot be engaged to provide any audit or non-audit services unless the engagement is pre-approved by the audit committee. Certain services may also be pre-approved by the Chairman of the audit committee under the policy. All of the fees identified in the table above were approved in accordance with SEC requirements and, following our initial public offering, pursuant to the policies and procedures described above.

All of the services of Ernst & Young for fiscal 2015 and 2016 and for the six months ended December 31, 2016 described above were pre-approved by the audit committee.

The Board of Directors recommends a vote FOR the ratification of the appointment of KOST FORER GABBAY & KASIERER, A MEMBER OF EY GLOBAL for 2017.

PROPOSAL NO. 3—SAY–ON-FREQUENCY VOTE

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote on whether future advisory votes to approve executive compensation, commonly referred to as “say on pay” votes, should occur every year, every two years, or every three years. This Say-on-Frequency vote is advisory and non-binding in nature and must be held at least once every six calendar years.

After careful consideration, our Board of Directors has determined that holding advisory say-on-pay votes every year is the most appropriate policy for the Company at this time because this frequency aligns best with our compensation programs and provides us with the best opportunity to engage with our stockholders regarding their views on our compensation practices.

This advisory Say-on-Frequency Vote is non-binding; however, our Board of Directors and Compensation Committee will review the voting results carefully. Stockholders will be able to specify one of four choices for this proposal on the proxy card: every year, every two years, every three years or abstain. Stockholders are not voting to approve or disapprove our Board of Directors’ recommendation. Notwithstanding our Board of Directors’ recommendation and the outcome of the stockholder vote, our Board of Directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs. The Company expects to hold its first required “say on pay” advisory vote at the Company’s Annual Meeting in 2018.

Vote Required

The advisory vote on the frequency of future advisory votes to approve executive compensation requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting in person or by proxy.

The Board of Directors recommends a vote for “EVERY YEAR” as the frequency with which stockholders are provided future advisory votes to approve executive compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 1, 2017 (unless indicated otherwise below), for:

•	each person known to us to beneficially own 5% or more of the outstanding shares of our common stock;

•	each member of our Board of Directors and director nominees;

•	each of our named executive officers; and

•	the members of our Board of Directors and our executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership in the following table is based on 41,470,614 shares of common stock outstanding as of March 1, 2017, unless otherwise indicated in the footnotes below. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed to be outstanding all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or exercisable within 60 days of March 1, 2017. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o SolarEdge Technologies, Inc., 1 HaMada Street, Herziliya Pituach 4673335, Israel.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	%
5% Stockholders:
Affiliates of Opus Capital Venture Partners V, L.P.(1)	2,500,000	6.0%
Affiliates of Pacven Walden Ventures VI, L.P.(2)	2,225,280	5.4%
FMR LLC (3)	3,046,980	7.3%
Senvest Management, LLC(4)	2,644,057	6.4%
Odey Asset Management Group Ltd.(5)	3,301,780	8.0%

Directors and Named Executive Officers:
Guy Sella(6)	1,120,395	2.7%
Ronen Faier(7)	249,339	*
Zvi Lando(8)	287,672	*
Yoav Galin(9)	566,005	1.4%
Lior Handelsman(10)	431,000	1.0%
Dan Avida(11)	2,524,138	6.1%
Yoni Cheifetz(12)	34,127	*
Marcel Gani(13)	24,118	*
Doron Inbar(14)	236,341	*
Avery More(15)	694,438	1.7%
Tal Payne (16)	13,008	*
All directors and executive officers as a group (13 individuals)(17)	6,794,772	16.4%
——————
*	Represents beneficial ownership of less than 1%.
(1)
Opus Capital Venture Partners V, L.P.’s investment committee consists of Carl Showalter, Dan Avida, Gill Cogan and Joseph Cutts. Each of these individuals has shared voting and investment power over the shares held by Opus Capital Venture Partners, L.P. The principal business address of each of the Opus Capital Venture Partners Funds is 2730 Sand Hill Road, Suite 150, Menlo Park, CA 94025.

(2)
All shares are held by Pacven Walden Ventures VI, L.P. and Pacven Walden Ventures Parallel VI, L.P. (together with Pacven Walden Ventures VI, L.P., the “Pacven Walden Funds”). The general partner of Pacven Walden Ventures VI, L.P. (“Pacven VI”) and Pacven Walden Ventures VI Parallel VI, L.P. (“Pacven VI Parallel”) is Pacven Walden Management VI Co. Ltd., which is affiliated with Walden International, a venture capital firm. Pacven Walden Funds' investment committee consists of Lip-Bu Tan and Andrew Kau who have shared voting and investment power over the shares held by Pavcen Walden Funds. The business address of Pacven VI, Pacven VI Parallel and Walden International is 333 Bush Street, 28th Floor, San Francisco, California 94104.

(3)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2017 by FMR LLC and Abigail P. Johnson, who is a director, the Chairman and the Chief Executive Officer of FMR LLC. Schedule 13G/A contains information as of December 31, 2016.  According to Schedule 13G/A, FMR LLC has sole voting power over 461 shares and sole dispositive power over all of the shares reported above. The address of FMR LLC is 245 Summer Street, Boston, MA 02210. The shares are, or may be deemed, beneficially owned by FMR LLC and its subsidiaries and affiliates, including Fidelity Institutional Asset Management Trust Company.

(4)
Based solely on a Schedule 13G/A filed with the SEC by Senvest Management, LLC and Richard Mashaal, who is the managing member of Senvest Management, LLC, on February 13, 2017. Schedule 13G/A contains information as of December 31, 2016.  Senvest Management, LLC and Richard Mashaal report having shared voting and shared dispositive power over all of the shares reported above. The address of the reporting persons is c/o Senvest Management, LLC is 540 Madison Avenue, 32nd Floor New York, New York 10022

(5)
Based solely on a Schedule 13G filed with the SEC by Odey Asset Management Group Ltd. (“OAM Ltd”), Odey Asset Management LLP (“OAM LLP”), Odey Holdings AG (“Odey Holdings”) and Robin Crispin William Odey on February 14, 2017.  Schedule 13G contains information as of December 31, 2016. Shares reported in the Schedule 13G for OAM LLP represent shares held for the benefit of investment advisory clients of OAM LLP.  OAM Ltd is the managing member of OAM LLP, Odey Holdings is the sole stockholder of OAM Ltd, and Mr. Odey is the sole stockholder of Odey Holdings. Each reporting person reported having shared voting and shared dispositive power over all of the shares reported above. The address of the reporting persons is c/o Odey Asset Management Group Ltd., 12 Upper Grosvenor Street, London, United Kingdom, W1K 2ND

(6)	Consists of 450,479 shares of common stock owned of record by Mr. Sella, and 669,916 shares of common stock issuable upon exercise of options exercisable within 60 days of March 1, 2017.
(7)	Consists of 6,583 shares of common stock owned of record by Mr. Faier and 242,756 shares of common stock issuable upon exercise of options exercisable within 60 days of March 1, 2017.
(8)	Consists of 6,583 shares of common stock owned of record by Mr. Lando and 281,089 shares of common stock issuable upon exercise of options exercisable within 60 days of March 1, 2017.
(9)	Consists of 439,916 shares of common stock owned of record by Mr. Galin and 126,089 shares of common stock issuable upon exercise of options exercisable within 60 days of March 1, 2017.
(10)	Consists of 233,839 shares of common stock owned of record by Mr. Handelsman and 197,161 shares of common stock issuable upon exercise of options exercisable within 60 days of March 1, 2017.
(11)
Consists of shares described in Note (1) above, 10,760 shares of common stock owned of record by Mr. Avida, 2,248 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of March 1, 2017 and 11,130 shares of common stock held by The Zarbu Revocable Trust, c/o Dan Avida.

(12)
Consists of 31,879 shares of common stock owned of record by Mr. Cheifetz and 2,248 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of March 1, 2017.

(13)
Consists of 10,760 shares of common stock owned of record by Mr. Gani, 2,248 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of March 1, 2017, 5,555 shares of common stock held directly by Marcel Gani 2002 Living Trust and 5,555 shares of common stock held directly by ALGA Partners LLC. Mr. Gani, in his capacity as trustee, has voting and investment power over the shares owned by the Marcel Gani 2002 Living Trust. Mr. Gani, in his capacity as manager, has voting and investment power over the shares owned by ALGA Partners LLC.

(14)
Consists of 10,760 shares of common stock owned of record by Mr. Inbar, 223,333 shares of common stock issuable upon exercise of options exercisable within 60 days of March 1, 2017, and 2,248 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of March 1, 2017.

(15)
Consists of 168,588 shares of common stock owned of record by Mr. More, 2,248 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of March 1, 2017, 469,850 shares of common stock held by ORR Partners I GP, LP, a limited partnership controlled by Avery More, 28,752 shares held by Avery More's wife, Jerralyn Smith More, as to which Avery More disclaims any ownership interest and 25,000 shares held by MentorMore Foundation, a private charitable foundation of which Avery More serves as President; Avery More disclaims any ownership interest in such shares.

(16)
Consists of 10,760 shares of common stock owned of record by Ms. Payne and 2,248 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of March 1, 2017.

(17)
Consists of 4,758,977 shares of common stock, 2,022,307 shares of common stock issuable upon exercise of options exercisable within 60 days of March 1, 2017, and 13,488 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of March 1, 2017.

COMPENSATION COMMITTEE REPORT

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee has reviewed and discussed the below Compensation Discussion and Analysis with management and its independent consultant and, based on the review and discussions, recommended to our board that this Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee, Avery More, Chairman Dan Avida Marcel Gani Doron Inbar

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Strategy

The main objectives of our pay-for-performance compensation program are to:

•	motivate our executives to maximize stockholder value;

•	provide compensation that varies based on performance; and

•	attract and retain managerial talent, without promoting unreasonable risk taking.

These guiding principles apply to all of our executive pay practices discussed.

Compensation Governance Highlights

In addition to aligning pay with performance, our executive compensation program is intended to be consistent with corporate governance best practices. This is demonstrated by the following elements in our executive officer compensation arrangements:

•	robust selling restrictions;

•	restrictions on hedging and pledging the Company’s common stock;

•	use of objective, performance criteria in our short- and long-term incentive plans;

•	advice from independent compensation consultants retained by the compensation committee;
•	no specific retirement benefit plans designed solely for senior executives or related entitlements such as executive benefits and perquisites, tax gross-ups, etc.

2016 Results and Key Events and Impact on Compensation

The Company’s performance in fiscal 2016 was significantly better than fiscal 2015 in all parameters. Our revenues grew from $325.1 million in fiscal 2015 to $489.8 million in fiscal 2016. Gross margins also grew from 25.2% in fiscal 2015 to 31.0% in fiscal 2016. Our net profits were $21.1 million in fiscal 2015 and $76.6 million for fiscal 2016. In addition, the Company generated $52.4 million in cash from operating activities for the fiscal year ended June 30, 2016. In fiscal 2016 we also introduced a new inverter technology, the HD Wave which embodies a new power conversion topology that the Company believes is one of the most significant leaps in solar technology in the past 20 years. The Company also announced the commercial availability of products for storage solutions that are compatible with leading home battery manufacturers. For the Stub Period, the six months ended December 31, 2016 the Company’s revenues were $240.0 million, gross margins were 33.7% and net profits were $25.4 million.

In line with our emphasis on pay-for-performance and our performance relative to our peers, compensation awarded to our named executive officers (“NEOs”) for 2016 reflected our positive financial results.

Our named executive officers, or NEOs, for the Stub Period, which consist of our chief executive officer, chief financial officer and the next three most highly-compensated executives, are:

•	Guy Sella, our Chief Executive Officer and Chairman of the Board;
•	Ronen Faier, our Chief Financial Officer;
•	Zvi Lando, our Vice President, Global Sales;
•	Yoav Galin, our VP Research and Development; and
•	Lior Handelsman, our VP Marketing & Product Strategy.

This Compensation Discussion and Analysis describes compensation for services rendered during fiscal 2016 and the six months ended December 31, 2016 and the tables and narrative that follow contain information regarding compensation for services rendered during fiscal  2014, 2015, 2016 and the six months ended December 31, 2016 by our principal executive officer, principal financial officer and the three most highly compensated executive officers other than our principal executive officer and principal financial officer, also referred to as our named executive officers, or NEOs.

Compensation Objectives and Guiding Principles

The primary objectives of our executive compensation program are as follows:

•	Pay for Performance: Motivate, recognize and reward superior performance and individual contributions.

•	Alignment of Interests: We seek to align the interests of our senior executives with those of our stockholders.

•
Attraction, Motivation, and Retention of Talent: Our senior executive compensation programs are designed to help us attract, motivate and retain key management talent who drive profitability and the creation of stockholder value

Elements of Compensation
The following table describes each element of our senior executive compensation program and how these elements help us to achieve our compensation objectives:

Compensation Element	Form	Objective		Rationale / Key Characteristics
Base Salary	Cash	Attraction Retention Performance	• • •
Fixed compensation
Intended to be commensurate with each senior executive’s position and level of responsibility
Evaluated annually or as necessary in response to organizational/business changes, individual performance, market data, etc., but are not automatically increased

Annual Cash Incentive Compensation	Cash	Performance Alignment of Interests Motivation	• • • •
Tied to Company and, for all NEOs other than the CEO, individual performance
Designed to reward achievement of annual performance goals that we consider important contributors to stockholder value
Performance goals and targets are established by the compensation committee at the beginning of each calendar year
The compensation committee approves annual cash incentive award payouts based on the level of achievement of these pre-established goals

Long-Term Incentives	Options	Performance Alignment of Interests	• •
Since options have no value unless the value of our common stock increases, it aligns the interests with our stockholders.

The multiyear vesting encourages retention since recipients need to remain employed in order for vesting to occur.

	Restricted Stock Units	Performance Alignment of Interest Retention Motivation	•
Variable compensation designed to reward contributions to our long-term strategic, financial and operational success, motivate future performance, align the interests of senior executives with those of stockholders and retain key senior executives through the term of the awards

Other Compensation and Benefits	N/A	Attraction Retention	• •
NEOs receive benefits that are generally available to all salaried employees in Israel, where the NEOs are located. This includes contributions to an education fund and to a fund known as Manager’s Insurance, which provides a combination of retirement plan, insurance and severance pay benefits to Israeli employees.
NEOs receive benefits that we generally make available to all salaried employees, including participation in the Employee Stock Purchase Plan.

Change in Control Arrangements	Equity	Attraction Retention	• • • •
Our CEO has a clause in his employment agreement that entitles him to immediate vesting of equity in the event of a qualifying termination within one year following a change in control (“double-trigger” equity vesting)
Keep management’s highest priority on stockholder interests in the face of events that may result in a change-in-control and not on potential individual implications of any such events
Reasonable change-in-control protections for our senior executives are necessary in order for us to attract and retain qualified employees
We periodically review the necessity and design of our senior executive severance and change-in-control arrangements

Implementing Compensation Objectives

Determining Compensation

In making compensation decisions, we review the performance of the Company and each senior executive. We also consider the senior executive’s level of responsibility, the importance of the senior executive’s role in achieving our corporate objectives, and the senior executive’s long-term potential, while taking into account his or her current target compensation, value of outstanding equity awards and stock ownership levels, and our stock selling restrictions for senior executives. Finally, we weigh competitive practices, relevant business and organizational changes, retention needs and internal pay equity.

In order to attract, retain and motivate the best management talent, we believe that we must provide a target compensation package that is competitive relative to our peers. In connection therewith, the compensation committee considers practices of specific companies that we identified as our peers for executive compensation in 2016 (the “2016 Peer Group”), as well as size-appropriate technology industry survey data.

Each year, the compensation committee reviews the market data with the assistance of its external compensation consultant and makes changes as appropriate in order to ensure it continues to appropriately reflect the Company’s size, industry and scope of operations.

For 2016, working with Frederic W. Cook & Co., Inc. (“FW Cook”), the compensation committee approved the below 2016 Peer Group based on multiple factors, including business similarities and broadly comparable financial profiles (i.e., revenue, market capitalization, enterprise value and growth profiles). The 2016 Peer Group used for establishing 2016 senior executive target compensation was as follows: Generac Holdings Inc., Verint Systems Inc., MKS Instruments Inc., Stratasys Ltd., Powell Industries Inc., Polypore International Inc., Advanced Energy Industries Inc., Ormat Technologies Ltd., Mellanox Technologies Ltd., Xura Ltd. (formerly Comverse, Inc.), Enphase Energy, Inc., Tessera Technologies Inc., SolarCity Corporation, Vicor Corporation and Wix.com Ltd.  This peer group remained unchanged during both the 2016 fiscal year and the Stub Period.

When the compensation committee evaluated the 2016 Peer Group, our revenues were positioned at approximately the thirty-fifth percentile compared to the group, our operating income was at approximately the fifty-third percentile and our market capitalization was at approximately the forty-first percentile.

After reviewing the peer group data described above, we determined the approximate range within which to target total direct compensation (the sum of base salary, target annual incentive and the grant date fair value of long-term incentives) for our senior executives for 2016. Within that range, we incorporated flexibility to respond to and adjust for the evolving business environment and our specific hiring and retention needs.

In general for 2016, we set base salary and short- and long-term incentive compensation opportunities for our senior executives, including the NEOs, at or near the median of the peer group proxy and survey data, where applicable. As described below, individual levels varied from the targeted position for each of the elements of target total direct compensation based on the compensation committee’s overall subjective evaluation of individual performance, senior executive responsibilities relative to benchmark position responsibilities, and individual skill set and experience.

Role of Compensation Committee and Management

The compensation committee has primary responsibility for overseeing the design and implementation of our senior executive compensation programs. The compensation committee, with input from the other independent directors, evaluates the performance of the CEO. The compensation committee then recommends CEO compensation to the independent directors for approval. The CEO and the compensation committee together review the performance of our other senior executives, and the compensation committee determines their compensation based on recommendations from the CEO. The executives do not play a role in their own individual compensation determinations.

Role of Compensation Consultants

With respect to decisions for 2016 target compensation of the NEOs, competitive review of senior executive and non-employee director compensation programs and peer group review for 2016, the compensation committee retained FW Cook to review market trends and advise the compensation committee. FW Cook is the sole compensation consultant of the compensation committee.

Our compensation committee has concluded that no conflicts of interest exist with respect to FW Cook’s provision of services after considering the following six factors: (i) the provision of other services to us by FW Cook; (ii) the amount of fees FW Cook received from us as a percentage of the total revenue of FW Cook; (iii) the policies and procedures of FW Cook that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the FW Cook consultants with a member of the compensation committee; (v) any of our stock owned by the FW Cook consultants; and (vi) any business or personal relationship of the FW Cook consultants or FW Cook with any of our executive officers.

The compensation committee is directly responsible for the appointment, compensation and oversight of FW Cook. FW Cook reported directly to the compensation committee, although the compensation committee instructed FW Cook to work with management to compile information and to gain an understanding of the Company and any Company-related issues for consideration by the compensation committee, including market trends.

Compensation-Related Governance Policies

Stock Ownership and Holding Guidelines

Effective March 31, 2015, all of our employees, including the NEOs, are subject to our Insider Trading Policy which forbids employees to trade in the Company’s stock, or any derivatives thereof, while holding non-public material information or during the Company’s set “black-out periods”. In addition, effective February 2016, the Company’s board of directors adopted Stock Ownership and Holding Guidelines that apply to the Company’s CEO and his direct reports. As per the guidelines, the CEO and his direct reports are required to attain and maintain certain levels of stock equal to four times the annualized base salary for the CEO and two times the annualized base salary for all of his direct reports.  Executives who are covered by the policy are required to hold 50% of the “net profit shares” resulting from stock option exercises and/or vesting of other stock-based awards until they reach their applicable stock ownership level.  “Net profit shares” refers to the number of shares actually held by the executive after covering withholding tax requirements and/or stock option exercise costs with a portion of the shares resulting from such exercise or vesting event. Once covered by the policy, executives are expected to continuously accumulate qualifying equity until they meet the minimum stock ownership requirement. Once an individual has achieved the required stock ownership level, he/she must maintain stock ownership at or above the required level.

Compensation of the Named Executive Officers

In determining target total compensation for our NEOs for 2016, we evaluated the financial and operational performance of the Company and considered each senior executive’s contributions to that performance. As part of the annual senior executive compensation review, the compensation committee reviewed independent market data as well as then-current pay levels of the Company’s senior executives, the Company’s pay philosophy and corporate performance, and the individual performance of the Company’s senior executives.

For a discussion of the Company’s fiscal 2016 and stub period performance, see “Executive Compensation — 2016 Results and Key Events and Impact on Compensation” above.

Base Salary

The compensation committee (and the independent directors, in the case of the CEO) approved base salaries for the NEOs in August 2015. The salaries reflected significant increases in base salaries for all of our NEOs, which were made to: (i) align the cash/equity mix of compensation to that of a publicly–traded, profitable Company following the Company’s recent IPO; and (ii) to fall within the range of the median relative to the benchmarking market data, consistent with the compensation committee’s stated philosophy, as noted above. The compensation committee (and the independent directors, in the case of the CEO) approved base salaries for the NEOs in August 2016. The salaries reflected a 5-10% increase in base salaries for all of our NEOs and were made following a discussion with FW Cook and according to their recommendations. FW Cook updated its compensation analysis as applied to the Company’s peer group and considering the Company’s growth during fiscal 2016, and made its recommendations based upon that updated analysis. The following table sets forth the 2015-2016 base salaries for the NEOs:

August 2015 Base Salary Decisions
Name and Principal Position	Annual base salary prior to increase ($)	Annual base salary after increase ($)	Percentage increase
Guy Sella - Chief Executive Officer and Chairman of the Board	323,077	510,000	58%

Ronen Faier - Chief Financial Officer	184,615	300,000	63%

Zvi Lando - Vice President, Global Sales	215,385	300,000	39%

Yoav Galin - VP Research and Development	184,615	275,000	49%

August 2016 Base Salary Decisions
Name and Principal Position	Annual base salary prior to increase ($)	Annual base salary after increase ($)	Percentage increase
Guy Sella - Chief Executive Officer and Chairman of the Board	510,000	550,000	8%

Ronen Faier - Chief Financial Officer	300,000	315,000	5%

Zvi Lando - Vice President, Global Sales	300,000	315,000	5%

Yoav Galin - VP Research and Development	275,000	290,000	5%

Lior Handelsman - VP Marketing & Product Strategy	240,000	265,000	10%

Annual Cash Incentive Compensation

      For calendar year 2015, each NEO was eligible to receive an annual incentive compensation payment based on achievement of pre‑established performance goals. For Mr. Sella, the performance goals were 100% weighted based upon Company‑related financial, operational and strategic objectives, comprised of 70% financial achievement, 10% operations, 10% strategy and 10% scalability. For the remaining NEOs, the performance goals were weighted based upon 50% Company‑related financial, operational and strategic objectives (the same as for the CEO) and 50% individual performance. The Company exceeded the financial goals by exceeding revenues, profitability and gross margin targets. Specifically, the financial achievement parameters of the bonuses were contingent upon the Company meeting its targeted annual calendar revenues of $345 million, a net income of $20 million and achieving a gross margin of above 25%. The Company exceeded all of these parameters by achieving revenues of $424.7 million, a net income of $53.8 million and a gross margin of 29.2%. The individual performance goals relate to each NEO’s specific areas of contribution to the Company such as specific goals for the development of products for our Vice President of Research and Development or the penetration of sales in certain new geographic regions for our Vice President of Sales. Each of the NEOs received a bonus under the compensation plan that had been preapproved by the Committee and after review by the Committee of the specific performance goals and determination of their level of achievement. Specifically, Mr. Sella was awarded $714,528 which represents 140% of his Base Salary; Mr. Faier was awarded $260,841 which represents 87% of his Base Salary; Mr. Lando was awarded $247,065 which represents 82% of his Base Salary; Mr. Galin was awarded $235,933 which represents 86% of his Base Salary. These performance-based cash bonuses were paid in March 2016 for achievement of business objectives established by the Committee for calendar year 2015.

For calendar year 2016, each NEO was eligible to receive an annual incentive compensation payment based on achievement of pre‑established performance goals. For Mr. Sella, the performance goals were based entirely upon Company‑related financial, operational and strategic objectives, comprised of 70% financial achievement, 8% operations, 15% product and strategy and 7% scalability. For the remaining NEOs, the performance goals were weighted based upon 50% Company‑related financial, operational and strategic objectives (which were the same objectives as for the CEO) and 50% individual performance. The Company met the achievement threshold set for the financial goals related to revenues, profitability and gross margin targets. Specifically, the financial achievement parameters of the minimum required for bonus payments were contingent upon the Company meeting at least 70% of its annual calendar revenues of $600.0 million, and having a positive net income. The Company reached higher than the minimum achievement required for bonus payments by achieving annual calendar revenues of $490.0 million and a net income of $63.5 million.  The individual performance goals for each NEO other than the CEO relate to each NEO’s specific areas of contribution to the Company such as specific goals for the development of products for our Vice President of Research and Development or the penetration of sales in certain new geographic regions for our Vice President of Global Sales. Each of the NEOs received a bonus under the compensation plan that had been preapproved by the Compensation Committee and after review by the Compensation Committee of the specific performance goals and determination of their level of achievement. Specifically, Mr. Sella was awarded $503,073 which represents 94% of his Base Salary for calendar 2016; Mr. Faier was awarded $203,923 which represents 68% of his Base Salary for calendar 2016; Mr. Lando was awarded $195,684 which represents 63% of his Base Salary for calendar 2016; Mr. Galin was awarded $178,415 which represents 63% of his Base Salary for calendar 2016 and Mr. Handelsman was awarded $164,533 which represents 69% of his Base Salary for calendar 2016. These performance-based cash bonuses were paid in February 2017 for achievement of business objectives established by the Compensation Committee for calendar year 20161.

Equity Compensation

In August 2015, the compensation committee evaluated the equity compensation of the CEO and other senior executives as part of the study performed by FW Cook. In order to align NEO compensation with the median of the 2016 Peer Group (with adjustments as necessary based on the compensation committee’s overall subjective evaluation of individual performance, senior executive responsibilities relative to benchmark position responsibilities, and individual skill set and experience), the compensation committee approved annual long-term incentive grants for the CEO and other NEOs (as well as the other senior executives) consisting of 50% RSUs, 40% options and 10% performance-based RSUs. All of the equity grants have a four-year vesting period. The options were granted at an exercise price of $25.09, which was the fair market value of the shares as of the date of the grant. The rationale of granting options to senior executives is to create more leverage and greater wealth creation opportunity that can materially impact financial and stock price performance, consistent with typical market practice and aligning senior executives with the interests of the Company’s shareholders. The options have strong performance orientation since they only provide value if the stock price increases. The time-vested RSUs, which are granted to all of the Company’s employees, offer more certainty in value delivery (while still being shareholder aligned) thereby driving executive retention. The compensation committee also allocated 10% of the equity grants to the CEO and other NEOs in the form of performance based RSUs which were linked to the same Company and individual performance goals used in the annual incentive program for calendar 2015. Entitlement to the performance based RSUs was evaluated based on the achievement of the same calendar 2015 bonus criterion, and those performance based RSUs to which the executive became entitled will then vest over a four year period from the date of grant.

1. Actual annual incentive compensation payments were calculated based on the NEOs monthly New Israeli Shekel (NIS) base salary at year end. Since NEO salaries were raised in August 2016, percentage of base salary was calculated based on actual NIS salary paid to our NEOs in calendar 2016.

In August 2016, the compensation committee evaluated the equity compensation of the CEO and other senior executives as part of the study performed by FW Cook. In order to align NEO compensation with the median of the 2016 Peer Group (with adjustments as necessary based on the compensation committee’s overall subjective evaluation of individual performance, senior executive responsibilities relative to benchmark position responsibilities, and individual skill set and experience), the compensation committee approved long-term incentive grants for the CEO and other NEOs (as well as the other senior executives) intended to cover the Stub Period consisting of 50% RSUs and 50% options. All of the equity grants have a four-year vesting period. The options were granted at an exercise price of $17.14, which was the fair market value of the shares as of the date of the grant. The rationale of granting options to senior executives is to create more leverage and greater wealth creation opportunity that can materially impact financial and stock price performance, consistent with typical market practice and aligning senior executives with the interests of the Company’s shareholders. The options have strong performance orientation since they only provide value if the stock price increases. The time-vested RSUs, which are granted to all of the Company’s employees, offer more certainty in value delivery (while still being shareholder aligned) thereby driving executive retention.

Employment Agreements

During 2016 we were party to employment agreements with Messrs. Sella, Faier, Lando, Galin and Handelsman. Each of these employment agreements provides for employment of the NEO on an “at‑will” basis and provide for a base salary, vacation, sick leave, payments to a pension and severance fund as well as an Israeli recreational fund and recuperation pay in accordance with Israeli law. See the section below titled “Executive Compensation Table Narrative--Employment Agreements” for more information.

Other Compensation

Our CEO and the remaining NEOs receive benefits that we generally make available to all salaried employees in Israel, where the NEOs are located. These include contributions to an education fund and to a fund known as Manager’s Insurance, which provides a combination of retirement plan, insurance and severance pay benefits to Israeli employees. See the section below titled “Executive Compensation Table Narrative--Employment Agreements” for more information. Executives do not receive any special perquisites not extended to other employees of the Company.

Tax Deductibility of Compensation

In general, Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limit of $1 million on the amount that a publicly held corporation may deduct for federal income tax purposes for compensation paid to the company’s “covered employees” (generally, its chief executive officer and three other executive officers (other than its chief financial officer) whose compensation is disclosed). This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if performance meets pre-established, objective goals established by a compensation committee that is comprised solely of two or more “outside directors,” based on criteria approved by stockholders). With respect to the deductibility limit of Section 162(m) of the Internal Revenue Code of 1986, as amended, we generally try to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in our best interests. However, we reserve the right to authorize the payment of non-deductible compensation if we deem that it is appropriate to do so under the circumstances.

COMPENSATION RISK

Our compensation programs are designed to balance risk and reward in relation to the Company’s overall business strategy. Management assessed, and the compensation committee reviewed, our senior executive and broad-based compensation and benefits programs. Based on this assessment, we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Among the program attributes that discourage inappropriate risk-taking are:

•	the balance between annual and long-term compensation, including the fact that a significant portion of compensation is delivered in the form of equity incentives that vest over several years;
•	the use of multiple financial metrics for performance-based annual and long-term incentive awards and the use of individual goals under our annual cash incentive program;
•	the compensation committee’s ability to modify annual cash incentives to reflect the quality of earnings, individual performance, and other factors that it believes should influence compensation; and
•	our management stock selling restrictions encourage a longer-term perspective and align the interests of senior executives and the Board, as applicable, with other stockholders.

Summary Compensation Table

The following table summarizes the compensation of our named executive officers for the 2016 Stub Period and fiscal years 2016, 2015 and 2014.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Option Awards ($)(4)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(1)(5)	All Other Compensation ($)(1)	Total ($)
Guy Sella -	2016SP	274,135		499,793	505,551	503,073	42,801(6)	1,825,353
Chief Executive Officer and	2016	483,192	—	641,051	903,240	714,528	72,435(7)	2,814,446
Chairman of the Board	2015	298,114	243,808(3)	4,650,956		174,348	46,749(8)	5,413,975
2014		273,746	218,150(2)	—		—	43,732(9)	535,628

Ronen Faier -	2016SP	158,355		162,157	164,028	203,923	24,931(10)	713,395
Chief Financial	2016	283,315	—	256,420	361,296	260,841	42,666(11)	1,204,538
Officer	2015	180,319	92,879(3)	154,399		59,574	28,720(12)	515,891
	2014	188,201	63,991(2)	—		—	29,850(13)	282,042

Zvi Lando -	2016SP	158,355		162,157	164,028	195,864	25,932(14)	706,337
Vice President,	2016	288,503	—	256,420	361,296	247,065	46,329(15)	1,199,614
Global Sales	2015	190,260	—	154,399		71,815	31,688(16)	448,162
	2014	178,223	79,544(2)	—		—	26,588(17)	284,355

Yoav Galin - VP Research	2016SP	145,584		162,157	164,028	178,415	24,220(18)	674,405
and Development	2016	262,299	—	256,420	361,296	235,933	42,256(19)	1,158,204

Lior Handelsman -
VP Marketing & Product Strategy	2016SP	131,106	—	94,464	95,540	164,533	20,979(20)	506,622

(1)
We paid the amounts reported for each named executive officer in New Israeli Shekels. We have translated amounts paid in New Israeli Shekels into U.S. dollars at the foreign exchange rate published by the Bank of Israel as of the date of payment.

(2)	Represents discretionary bonuses paid to Mr. Sella, Mr. Faier and Mr. Lando in respect of the Company’s performance in calendar 2014.

(3)	Represents one time bonuses to Mr. Sella and Mr. Faier in connection with the completion of our initial public offering.

(4)
The amounts in this column represent the aggregate grant date fair value of the equity-based awards granted to our NEOs, computed in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of the equity-based awards in Note 2v to the audited consolidated financial statements included in our Annual Report on Form 10-KT filed on February 12, 2017. There can be no assurance that these awards will vest or will be exercised (in which case no value will be realized by the individual), or that the value upon exercise will approximate the aggregate grant date fair value. The values reported in the table for performance-based restricted stock units were calculated assuming that all applicable performance goals would be achieved.

(5)
Represents the cash bonuses earned pursuant to our Management By Objectives (MBO) program.  Cash bonuses are paid for a full calendar year, therefore the Non-Equity Incentive Plan Compensation for the Stub Period reflects the full cash bonus earned during calendar 2016.

(6)	Includes a $22,835 contribution by the Company to Mr. Sella’s severance fund and $19,965 in aggregate Company contributions to pension and Israeli recreational funds and a recuperation allowance.

(7)	Includes a $40,250 contribution by the Company to Mr. Sella’s severance fund and $32,185 in aggregate Company contributions to pension and Israeli recreational funds and a recuperation allowance.

(8)	Includes a $24,833 contribution by the Company to Mr. Sella’s severance fund and $21,916 in aggregate Company contributions to pension and Israeli recreational funds and a recuperation allowance.

(9)	Includes a $22,812 contribution by the Company to Mr. Sella’s severance fund and $20,920 in aggregate Company contributions to pension and Israeli recreational funds and a recuperation allowance.

(10)	Includes a $12,674 contribution by the Company to Mr. Faier’s severance fund and $12,257 in aggregate Company contributions to pension and Israeli recreational funds and a recuperation allowance.

(11)	Includes a $22,772 contribution by the Company to Mr. Faier’s severance fund and $19,894 in aggregate Company contributions to pension and Israeli recreational funds and a recuperation allowance

(12)	Includes a $15,021 contribution by the Company to Mr. Faier’s severance fund and $13,699 in aggregate Company contributions to pension and Israeli recreational funds and a recuperation allowance.

(13)	Includes a $15,683 contribution by the Company to Mr. Faier’s severance fund and $14,167 in aggregate Company contributions to pension and Israeli recreational funds and a recuperation allowance.

(14)	Includes a $13,191 contribution by the Company to Mr. Lando’s severance fund and $12,741 in aggregate Company contributions to pension and Israeli recreational funds and a recuperation allowance.

(15)	Includes a $24,032 contribution by the Company to Mr. Lando’s severance fund and $22,297 in aggregate Company contributions to pension and Israeli recreational funds and a recuperation allowance.

(16)	Includes a $15,849 contribution by the Company to Mr. Lando’s severance fund and $15,839 in aggregate Company contributions to pension and Israeli recreational funds and a recuperation allowance.

(17)	Includes a $14,852 contribution by the Company to Mr. Lando’s severance fund and $11,736 in aggregate Company contributions to pension and Israeli recreational funds and a recuperation allowance.

(18)	Includes a $12,127 contribution by the Company to Mr. Galin’s severance fund and $12,093 in aggregate Company contributions to pension and Israeli recreational funds and a recuperation allowance.

(19)	Includes a $21,850 contribution by the Company to Mr. Galin’s severance fund and $20,406 in aggregate Company contributions to pension and Israeli recreational funds and a recuperation allowance.

(20)	Includes a $10,371 contribution by the Company to Mr. Handelsman’s severance fund and $10,607 in aggregate Company contributions to pension and Israeli recreational funds and a recuperation allowance.

 Grants of Plan-Based Awards as of December 31, 2016

Name	Equity Award Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock & Option Awards ($)(1)
		Threshold ($)(5)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Guy Sella			550,000								550,000
	8/23/2016								54,813	$17.14	499,793
	8/23/2016							29,172			505,551
	8/19/2015								48,000	$25.09	641,051
	8/19/2015							30,000			752,700
	8/19/2015				0	6,000(2)	6,000				150,540
Ronen Faier			210,000								210,000
	8/23/2016								17,784	$17.14	162,157
	8/23/2016							9,465			164,028
	8/19/2015								19,200	$25.09	256,420
	8/19/2015							12,000			301,080
	8/19/2015				0	2,400 (3)	2,400				60,216
Zvi Lando			210,000								210,000
	8/23/2016								17,784	$17.14	162,157
	8/23/2016							9,465			164,028
	8/19/2015								19,200	$25.09	256,420
	8/19/2015							12,000			301,080
	8/19/2015				0	2,400 (3)	2,400				60,216
Yoav Galin			193,333								193,333
	8/23/2016								17,784	$17.14	162,157
	8/23/2016							9,465			164,028
	8/19/2015								19,200	$25.09	256,420
	8/19/2015							12,000			301,080
	8/19/2015				0	2,400 (3)	2,400				60,216
Lior Handelsman			176,667								176,667
	8/23/2016								10,360	$17.14	94,464
	8/23/2016							5,513			95,540
	8/19/2015								11,200	$25.09	149,579
	8/19/2015							7,000			175,630
	8/19/2015				0	1,400 (4)	1,400				35,126

(1)
The amounts in this column represent the aggregate grant date fair value of the equity based awards granted to our NEOs, computed in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of these equity based awards in Note 2v to the audited consolidated financial statements included in our Annual Report on Form 10-KT filed on February 21, 2017. There can be no assurance that these awards will vest or will be exercised (in which case no value will be realized by the individual), or that the value upon exercise will approximate the aggregate grant date fair value.

(2)	Represents the grant of 6,000 performance-based restricted stock units, of which 100% were achieved based on the performance goal criterion.

(3)	Represents the grant of 2,400 performance-based restricted stock units, of which 100% were achieved based on the performance goal criterion.

(4)	Represents the grant of 1,400 performance-based restricted stock units, of which 100% were achieved based on the performance goal criterion.

(5)	The Non-Equity Incentive Plan does not include any thresholds or a maximum cap for the Non-Equity Awards.

Executive Compensation Table Narrative

Employment Agreements

We or SolarEdge Technologies, Ltd., our Israeli subsidiary are party to the following employment agreements:  (1) an employment agreement with Mr. Sella, effective as of September 1, 2007, pursuant to which he serves as our (and SolarEdge Technologies Ltd.’s) Chief Executive Officer and Chairman of the Board, (2) an employment agreement with Mr. Faier, effective as of December 1, 2010, pursuant to which he serves as SolarEdge Technologies Ltd.’s Chief Financial Officer, (3) an employment agreement with Mr. Lando effective as of May 17, 2009, pursuant to which he serves as SolarEdge Technologies Ltd.’s Global Vice President of Sales, (4) an employment agreement with Mr. Galin effective as of June 1, 2006 pursuant to which he serves as our Vice President, Research and Development; and (5) an employment agreement with Mr. Handelsman, effective June 1, 2006, pursuant to which he serves as our VP Marketing & Product Strategy.

Each of these employment agreements provides for employment of the NEO on an “at-will” basis. In all cases, either party may terminate the agreement by providing 60 or 90 days prior written notice; provided, however, that we may terminate the agreements immediately and without prior notice and make a payment in lieu of advance notice, in accordance with applicable law. In addition, we may also terminate the agreements immediately upon written notice in the event of “cause” (as defined therein) which may include a conviction of a crime of moral turpitude, a material breach of fiduciary duties towards the Company or its parent company, engagement in competing activities, or a material breach of confidentiality and non-disclosure obligations towards the Company or its parent company; a material breach of the employment agreement or other circumstances under which severance pay may be denied from such employee under the applicable Israeli law.

The agreements provide for a base salary, vacation, sick leave, payments to a pension and severance fund as well as an Israeli recreational fund and recuperation pay in accordance with Israeli law. Pursuant to the agreements, we have effected a manager’s insurance policy for each NEO pursuant to which we make contributions on behalf of each NEO as well as the required statutory deductions from salary and any other amounts payable under the agreements on behalf of each NEO to the relevant authorities in accordance with Israeli law. For all NEOs, we contribute 8.33% of each NEOs base salary toward the policy for the severance pay component, 5% for the savings and risk component (or 6% in the case of a pension fund, with such amount to be allocated to a provident fund or pension plan), 7.5% for the educational fund component, up to $4,100 per year and up to 2.5% for disability insurance. In all cases we deduct 5% of each NEO’s base salary to be paid on behalf of the NEO toward the policy (or 5.5%, in the event an NEO chooses to allocate his payments to a pension plan) and 2.5% for the educational fund component.

On February 5, 2016, Amendment no. 12 of the Supervision of Financial Services (Provident Funds) Law, 5765-2005 and the corresponding Integrated Extension Order For Compulsory Pension came into effect pursuant to which as of July 1, 2016 employee and employer contribution rates for pension and manager’s insurance funds increased for all of our employees including our NEOs. As of July 1, 2016 Employee pension fund contributions increased to 5.75% and employer pension fund contributions increased to 6.25%. In the event that an employee has a manager’s insurance fund the employer shall be required to allocate a portion of its contributions to purchase disability insurance to insure 75% of an employee’s salary which allocation shall not decrease the severance component of the employer’s contributions below 5% or increase total employer contributions above 7.5%.

Outstanding Equity Awards at December 31, 2016

The following table provides information regarding outstanding equity awards held by each of our NEOs as of December 31, 2016 including the applicable vesting dates.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested		Market Value of Shares or Units of Stock that have not Vested ($)
Guy Sella	73,333	—		$1.50	July 1, 2019	—		—
	76,667	—		$2.46	January 26, 2022	—		—
	36,111	30,555	(1)	$5.01	October 29, 2024	—		—
	388,627	388,626	(2)	$5.01	December 22, 2024	—		—
	15,000	33,000	(3)	$25.09	August 19, 2025	—		—
	3,426	51,387	(4)	$17.14	August 23, 2026	—		—
	—	—		—	—	24,750	(5)	$306,900
	—	—		—	—	27,349	(6)	$339,128
Ronen Faier	100,000	—		$2.01	January 25, 2021	—		—
	91,666	—		$2.46	January 26, 2022	—		—
	36,111	30,556	(1)	$5.01	October 29, 2024	—		—
	6,000	13,200	(3)	$25.09	August 19, 2025	—		—
	1,112	16,672	(4)	$17.14	August 23, 2026
	—	—		—	—	9,900	(5)	$122,760
	—	—		—	—	8,874	(6)	$110,038
Zvi Lando	98,333	—		$1.50	May 28, 2019	—		—
	63,333	—		$2.01	January 25, 2021	—		—
	68,333	—		$2.46	January 26, 2022	—		—
	36,111	30,556	(1)	$5.01	October 29, 2024	—		—
	6,000	13,200	(3)	$25.09	August 19, 2025	—		—
	1,112	16,672	(4)	$17.14	August 23, 2026
	—	—		—	—	9,900	(5)	$122,760
	—	—		—	—	8,874	(6)	$110,038
Yoav Galin	75,000	—		$2.46	January 26, 2022	—		—
	36,111	30,556	(1)	$5.01	October 29, 2024	—		—
	6,000	13,200	(3)	$25.09	August 19, 2025	—		—
	1,112	16,672	(4)	$17.14	August 23, 2026
	—	—		—	—	9,900	(5)	$122,760
	—	—		—	—	8,874	(6)	$110,038
Lior Handelsman	73,333	—		$1.50	July 1, 2019	—		—
	76,667	—		$2.46	January 26, 2022	—		—
	36,111	30,555	(1)	$5.01	October 29, 2024	—		—
	3,500	7,700	(3)	$25.09	August 19, 2025	—		—
	647	9,713	(4)	$17.14	August 23, 2026
	—	—		—	—	5,776	(5)	$71,622
	—	—		—	—	5,169	(6)	$64,096
____________________________

(1)	The shares subject to the stock option vest over a four‑year period commencing October 31, 2014, with 1/48 of the shares vesting monthly thereafter.

(2)	The shares subject to the stock option vest over a four‑year period commencing December 31, 2014, with 1/48 of the shares vesting monthly thereafter.

(3)	The shares subject to the stock option vest over a four‑year period commencing August 31, 2015, with 1/16 of the shares vesting quarterly thereafter.

(4)	The shares subject to the stock option vest over a four‑year period commencing August 31, 2016, with 1/16 of the shares vesting quarterly thereafter.

(5)	The shares subject to the RSU vest over a four-year period commencing on August 31, 2015, with 1/16 of the shares vesting quarterly thereafter.

(6)	The shares subject to the RSU vest over a four-year period commencing on August 31, 2016, with 1/16 of the shares vesting quarterly thereafter.

Option Exercises and Stock Vested Table

The following table provides information regarding option exercises and stock vested during the six months ended December 31, 2016 for each named executive officer. For information on options exercised and stock vested during Fiscal 2016, please refer to the Company’s Annual Report on Form 10-K/A filed on February 6, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized upon Exercise ($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
Guy Sella	-	-	6,323	$92,059
Ronen Faier	-	-	2,391	$34,999
Zvi Lando	-	-	2,391	$34,999
Yoav Galin	-	-	2,391	$34,999
Lior Handelsman	-	-	1,394	$20,410

(1) The value realized on exercise is calculated as the difference between (A) either (i) the actual sales price of the shares underlying the options exercised if the shares were immediately sold upon exercise or (ii) the closing price of the shares underlying options exercised if the shares were not immediately sold after exercise and (B) the applicable exercise price of the options.

(2)  The value realized on vesting is calculated by multiplying (A) the closing price of a common share on the vesting date and (B) the number of shares acquired on vesting before withholding taxes.

Potential Payments and Acceleration of Equity upon Termination or Termination in Connection with a Change in Control

Severance

Pursuant to the terms of the employment agreements with the NEOs, as well as in accordance with Israeli law, upon a termination of the NEO’s employment, each NEO is entitled to the payments we have made on behalf of each NEO to the Manager’s Insurance Policy.

Equity Acceleration

Pursuant to the terms of his employment agreement, if within twelve months following the occurrence of a “change in control” Mr. Sella is terminated without “cause” or if Mr. Sella terminates his employment due to “justifiable reasons” (each such term as defined in his Mr. Sella’s agreement), he will be entitled to full acceleration of any unvested shares of restricted stock or stock options held by him at the time of such termination.

Furthermore, in the event of a “Transaction” (as defined in our 2007 Global Incentive Plan (the “2007 Plan”), all outstanding equity held by each NEO will accelerate to the extent such awards are not assumed or substituted by a successor corporation in connection with such transaction.

Potential Payments as of December 31, 2016

The following tables show the value of the potential payments and benefits our named executive officers would receive in various scenarios involving a termination of their employment or a change in control or other qualifying corporate transaction, assuming a December 31, 2016 triggering date and, where applicable, using a price per share for our common stock of $12.40 (the closing price of a share of our common stock as of the last trading day of the Stub Period)2.

Name: Guy Sella	Termination upon Death of Employee	Termination for Cause	Voluntary Termination by Employee After Provision of Requisite Notice	Termination by Company After Provision of Requisite Notice	Termination w/o Cause or for Good Reason	Termination w/o Cause or for Good Reason within 12 months of Change in Control
Base Salary	-	-	139,467	139,467	139,467	139,467
Israeli Social Benefits	-	-	21,948	21,948	21,948	21,948
Unvested Options/RSUs (1)	-	-	440,293	440,293	440,293	3,743,783
Accrued Vacation Pay	355,506	355,506	355,506	355,506	355,506	355,506
TOTAL	355,506	355,506	957,214	957,214	957,214	4,260,704

(1)
The value realized is based on the difference between the exercise price of the stock options and the closing price of our common stock on the last trading day of the Stub Period and, in the case of RSUs, the number of RSUs that would have vested multiplied by the closing price of our common stock on the last trading day of the Stub Period.

Name: Ronen Faier	Termination upon Death of Employee	Termination for Cause	Voluntary Termination by Employee After Provision of Requisite Notice	Termination by Company After Provision of Requisite Notice	Termination w/o Cause or for Good Reason	Termination w/o Cause or for Good Reason within 12 months of Change in Control
Base Salary	-	-	53,251	53,251	53,251	53,251
Israeli Social Benefits	-	-	8,069	8,069	8,069	8,069
Unvested Options/RSUs (1)	-	-	39,023	39,023	39,023	39,023
Accrued Vacation Pay	76,991	76,991	76,991	76,991	76,991	76,991
TOTAL	76,991	76,991	177,334	177,334	177,334	177,334

(1)
The value realized is based on the difference between the exercise price of the stock options and the closing price of our common stock on the last trading day of the Stub Period and, in the case of RSUs, the number of RSUs that would have vested multiplied by the closing price of our common stock on the last trading day of the Stub Period.

2 The potential payments detailed in the below tables are displayed in USD whereas the Company pays its NEO’s salaries in New Israeli Shekels (NIS), and therefore actual payments may change due to exchange rate fluctuations.

Name: Zvi Lando	Termination upon Death of Employee	Termination for Cause	Voluntary Termination by Employee After Provision of Requisite Notice	Termination by Company After Provision of Requisite Notice	Termination w/o Cause or for Good Reason	Termination w/o Cause within 12 months of Change in Control(2)
Base Salary	-	-	53,251	53,251	53,251	53,251
Israeli Social Benefits	-	-	8,367	8,367	8,367	8,367
Unvested Options/RSUs (1)	-	-	39,023	39,023	39,023	39,023
Accrued Vacation Pay	118,276	118,276	118,276	118,276	118,276	118,276
TOTAL	118,276	118,276	218,917	218,917	218,917	218,917

(1)
The value realized is based on the difference between the exercise price of the stock options and the closing price of our common stock on the last trading day of the Stub Period and, in the case of RSUs, the number of RSUs that would have vested multiplied by the closing price of our common stock on the last trading day of the Stub Period.

Name: Yoav Galin	Termination upon Death of Employee	Termination for Cause	Voluntary Termination by Employee After Provision of Requisite Notice	Termination by Company After Provision of Requisite Notice	Termination w/o Cause or for Good Reason	Termination w/o Cause or for Good Reason within 12 months of Change in Control
Base Salary	-	-	73,537	73,537	73,537	73,537
Israeli Social Benefits	-	-	11,693	11,693	11,693	11,693
Unvested Options/RSUs (1)	-	-	49,287	49,287	49,287	49,287
Accrued Vacation Pay	272,661	272,661	272,661	272,661	272,661	272,661
TOTAL	272,661	272,661	407,178	407,178	407,178	407,178

(1)
The value realized is based on the difference between the exercise price of the stock options and the closing price of our common stock on the last trading day of the Stub Period and, in the case of RSUs, the number of RSUs that would have vested multiplied by the closing price of our common stock on the last trading day of the Stub Period).

Name: Lior Handelsman	Termination upon Death of Employee	Termination for Cause	Voluntary Termination by Employee After Provision of Requisite Notice	Termination by Company After Provision of Requisite Notice	Termination w/o Cause or for Good Reason	Termination w/o Cause or for Good Reason within 12 months of Change in Control
Base Salary	-	-	67,198	67,198	67,198	67,198
Israeli Social Benefits	-	-	10,273	10,273	10,273	10,273
Unvested Options/RSUs (1)	-	-	41,574	41,574	41,574	41,574
Accrued Vacation Pay	129,828	129,828	129,828	129,828	129,828	129,828
TOTAL	129,828	129,828	248,873	248,873	248,873	248,873

(1)
The value realized is based on the difference between the exercise price of the stock options or the base price of the stock appreciation rights and the closing price of our common stock on the last trading day of the Stub Period and, in the case of RSUs, the number of RSUs that would have vested multiplied by the closing price of our common stock on the last trading day of the Stub Period.

DIRECTOR COMPENSATION

Each of our non-employee directors is eligible to receive compensation for their service on our Board of Directors consisting of annual cash retainers and equity awards. Specifically as of December 31, 2016, our non-employee directors are entitled to receive the following annual retainers for their service on our Board of Directors, which are paid in four equal quarterly installments and are prorated for any partial year of service on our Board of Directors. Directors serving as chairs of committees do not receive additional compensation for serving as general members of the committees they chair.

Position	Retainer ($)
Board Member	40,000
Audit Committee Chair	20,000
Compensation Committee Chair	15,000
Nominating and Corporate Governance Committee Chair	10,000
Audit Committee Member	10,000
Compensation Committee Member	7,500
Nominating and Corporate Governance Committee Member	5,000

The equity awards for our non-employee directors consist of (i) an initial equity award in the form of restricted stock units, granted upon the individual’s initial appointment to our Board of Directors, with a grant date value of $150,000, and (ii) an annual equity award in the form of restricted stock units with a grant date value of $100,000, subject to proration for directors whose commencement of Board service is in the midst of a particular year. The initial restricted stock unit awards vest in equal annual installments over three years and annual restricted stock unit awards vest in full after one year (or the balance of the year in which the award is granted, in the case of pro-rated annual awards), subject in each case to continued Board service through the applicable vesting date.

Our directors are reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Our directors are also entitled to the protection provided by the indemnification provisions in our by-laws. Our Board of Directors may revise the compensation arrangements for our directors from time to time.

The following table sets forth the total cash and equity compensation paid to our non‑employee directors for their service on our board of directors and committees of our board of directors during fiscal year 2016 and during the 6 months ended December 31, 2016.  Mr. Sella is not eligible to receive any additional compensation for serving on our board of directors. His compensation for serving as our Chief Executive Officer is disclosed in the “Summary Compensation Table” above.

Name	Year	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dan Avida (2)	2016SP	26,250	73,332	—	—	—	—	99,582
	2016	40,000	-	—	—	—	—	40,000
Yoni Cheifetz	2016SP	-	73,332	—	—	—	—	73,332
	2016	-	-	—	—	—	—	—
Marcel Gani	2016SP	33,750	73,332	—	—	—	—	107,082
	2016	55,000	-	—	—	—	—	55,000
Doron Inbar	2016SP	28,750	73,332	—	—	—	—	102,082
	2016	40,000	-	—	—	—	—	40,000
Avery More	2016SP	32,500	73,332	—	—	—	—	105,832
	2016	50,000	-	—	—	—	—	50,000
Tal Payne	2016SP	25,000	73,332	—	—	—	—	98,332
	2016	35,000	-	—	—	—	—	35,000

——————
(1)	Amounts in this column reflect the amount of pro-rated annual retainers for Board and committee service, as detailed above. See “Director Compensation”.
(2)
Represents the grant date fair value of 4,016 restricted stock units granted to each director on August 16, 2016, calculated in accordance with U.S. GAAP. All units became fully vested on February 23, 2017. The grant date fair value is based on $18.26 per share, the closing price of our share on the grant date. As of December 31, 2016, each director held 4,016 unvested restricted stock units.

TRANSACTIONS WITH RELATED PERSONS

Review, Approval or Ratification of Transactions with Related Persons

The audit committee of our Board of Directors has primary responsibility for reviewing and approving transactions with related persons. Our audit committee charter provides that the audit committee shall review and approve in advance any related person transactions.

We adopted a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our voting stock, any member of the immediate family of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with us without the consent of our audit committee, subject to the exceptions described below. In approving or rejecting any proposed “related person” transaction, our audit committee considers the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Our audit committee has determined that certain transactions will not require audit committee approval, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related person’s only relationship is as a non-executive employee or beneficial owner of less than 5% of that company’s shares, and transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock and all holders of our common stock received the same benefit on a pro rata basis.

Fiscal 2016 and Stub Period Transactions with Related Person

We had no transactions with “related person” during fiscal 2016 or the Stub Period that require disclosure under Item 404 of Regulation S-K.

REPORT OF THE AUDIT COMMITTEE

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The principal purpose of the Audit Committee is to represent and assist the Board of Directors in discharging its oversight responsibility relating to: (i) the accounting and financial reporting processes of the Company and its subsidiaries, including the audits of the Company’s financial statements and the integrity of the financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the outside auditor’s qualifications, independence and performance; and (iv) the design, implementation and performance of the Company’s internal audit function. The Audit Committee is responsible for the appointment, compensation, retention and oversight of work of the Company’s independent auditor. The Audit Committee’s function is more fully described in its charter and summarized starting on page 8 of this Proxy Statement.

Our management is responsible for the preparation, presentation and integrity of our financial statements, for the appropriateness of the accounting principles and reporting policies that we use and for establishing and maintaining adequate internal control over financial reporting. Kost, Forer Gabay and Kasierer, a member of EY Global, or Ernst & Young, our independent registered public accounting firm, was responsible for performing an independent audit of our consolidated financial statements included in our 2016 Annual Report on Form 10-KT for the six months ended December 31, 2016, and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management our audited financial statements included in our Transition Report on Form 10-KT for the six months ended December 31, 2016.

The Audit Committee has also reviewed and discussed with Ernst & Young the audited financial statements in our Annual Report on Form 10-K for the year ended June 30, 2016. In addition, the Audit Committee discussed with Ernst & Young those matters required to be discussed under applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”). Additionally, Ernst & Young provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with Ernst & Young its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Transition Report on Form 10-KT for the six months ended December 31, 2016, for filing with the SEC.

THE AUDIT COMMITTEE
Marcel Gani (Chairman)
Tal Payne
Doron Inbar

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and SEC rules require our directors, executive officers and persons who own more than 10% of any class of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Based solely on our review of the reports filed during fiscal 2016 and the Stub Period, and on written representations from such reporting persons, we determined that all required reports have been properly and timely filed.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion under Rule 14a-8 in the Company’s 2018 proxy statement for the and form of proxy relating to our 2018 annual meeting of stockholders must be received by the Company at the principal executive offices of the Company no later than the close of business on November 24, 2017. Such proposals also must comply with the other rules of the Securities and Exchange Commission relating to Rule 14a-8 stockholders’ proposals, which (among other things) provide that to be eligible to submit a proposal, a stockholder must have continuously held at least $2,000 in market value, or 1%, of the Company’s securities entitled to vote on the proposal at the 2018 Annual Meeting, for at least one year by the date the proposal is submitted.

In addition, any stockholder seeking to bring business before the 2018 Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a director under the advance notice provisions of our Amended and Restated Bylaws (the “Bylaws”) must provide timely notice of such proposal of business or nomination to the Company’s Corporate Secretary.  Specifically, written notice of any such proposed business or nomination must be received by the Company’s Corporate Secretary at our principal executive offices no earlier than the close of business on January 10, 2018 and no later than the close of business February 9, 2018.

In the event that the date of our 2018 Annual Meeting is more than 30 days before or more than 30 days after the anniversary date of our 2017 Annual Meeting of Stockholders, timely notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the 2018 annual meeting and not later than the close of business on the later of the 90th day prior to the 2018 annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Company.

A stockholder’s notice to the Corporate Secretary of the Company must be in proper written form and must include the information and consents required by our Bylaws related to the stockholder giving the notice, the beneficial owner (if any) on whose behalf the nomination or proposal is made and each person whom the stockholder proposes to nominate for election as a director or the business desired to be brought before the meeting.

A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Corporate Secretary of the Company at 1 Hamada Street Herziliya Pituach, Israel, 4673335.

DIRECTORS’ ATTENDANCE AT ANNUAL STOCKHOLDER MEETINGS

The Company encourages members of its Board to attend its annual stockholder meetings. Two members of the Company’s Board attended the Company’s 2016 annual stockholder meeting.

STOCKHOLDER COMMUNICATIONS

Any security holder of the Company wishing to communicate with the Board may write to the Board at Board of Directors, c/o Corporate Secretary, 1 HaMada Street, Herziliya Pituach 4673335, Israel, or by email at investors@solaredge.com. The Corporate Secretary will maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressees, unless there are safety or security concerns that mitigate against further transmission of the communication, as determined by the Corporate Secretary. The Board or individual directors so addressed will be advised of any communication withheld for safety or security reasons as soon as practicable.

In addition, any person wishing to communicate with the Company’s independent directors may do so by writing to them, c/o Corporate Secretary, 1 HaMada Street, Herziliya Pituach 4673335, Israel, or by email at investors@solaredge.com.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Whether or not you expect to attend the meeting, please vote by telephone or via the Internet or by completing, dating, signing and promptly returning the proxy card if you request and receive (or requested and received) a form of proxy, so that your shares may be represented at the meeting.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

We make available free of charge on or through our Internet website, http://investors.solaredge.com, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC’s Internet website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.

WE WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR TRANSITION REPORT ON FORM 10-KT FOR THE SIX MONTH ENDED DECEMBER 31, 2016 AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2016, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1. STOCKHOLDERS SHOULD DIRECT SUCH REQUESTS TO [THE COMPANY’S SECRETARY AT SOLAREDGE TECHNOLOGIES, INC., 1 HAMADA STREET, HERZILIYA PITUACH 4673335, ISRAEL, OR BY EMAIL AT INVESTORS@SOLAREDGE.COM.

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 10, 2017.

Meeting Information
SOLAREDGE TECHNOLOGIES, INC.	Meeting Type: For holders as of:	Annual Meeting March 13, 2017
Date: May 10, 2017 Time: 10:00 AM PDT
	Location:	47505 Seabridge Drive Fremont, California 94538

SOLAREDGE TECHNOLOGIES, INC. HAMADA 1 HERZLIYA PITUACH, ISRAEL

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

E25039-P87192

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

2017 NOTICE AND PROXY STATEMENT ANNUAL REPORT ON FORM 10-K

How to View Online: Have the information that is printed in the box marked by the arrow(located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1)	BY INTERNET:	www.proxyvote.com
2)	BY TELEPHONE:	1-800-579-1639
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Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 26, 2017 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person:Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

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Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

E25040-P87192

Voting Items

Company Proposals The Board of Directors recommends a vote “FOR” the election of each of the nominees listed below:

1.	Election of Directors

Nominees:

1a.	Tal Payne

1b.	Marcel Gani

The Board of Directors recommends a vote “FOR” Proposal 2.

2.	Ratification of appointment of Kost Forer Gabbay & Kasierer a member of Ernst & Young Global as independent registered public accounting firm for the year ending December 31, 2017.

The Board of Directors recommends a vote of “1 YEAR” with respect to Proposal 3.

3.	To approve, on an advisory and non-binding basis, the frequency with which stockholders are provided an advisory vote to approve executive compensation.

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

E25041-P87192

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
To Be Held On May 10, 2017:
The 2017 Notice of Meeting and Proxy Statement and Annual Report on Form 10-K
are available at http://www.proxyvote.com.

E25038-P87192

SOLAREDGE TECHNOLOGIES, INC.
Hamada 1
Herzliya Pituach, Israel

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ronen Faier and Rachel Prishkolnik, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of SolarEdge Technologies, Inc., to be held at the Company’s US offices located at 47505 Seabridge Drive, Fremont, California 94538, on May 10, 2017, and at any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side.)

V.1.1

SOLAREDGE TECHNOLOGIES, INC. HAMADA 1 HERZLIYA PITUACH, ISRAEL
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. (PT) on May 9, 2017 the day before meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. (PT) on May 9, 2017 the day before meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E25037-P87192	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

SOLAREDGE TECHNOLOGIES, INC.

Company Proposals
The Board of Directors recommends a vote “FOR” the election of each of the nominees listed below:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a. Tal Payne		☐	☐	☐

	1b. Marcel Gani		☐	☐	☐

The Board of Directors recommends a vote “FOR” Proposal 2.								For	Against	Abstain

2.	Ratification of appointment of Kost Forer Gabbay & Kasierer a member of Ernst & Young Global as independent registered public accounting firm for the year ending December 31, 2017.							☐	☐	☐

The Board of Directors recommends a vote of “1 YEAR” with respect to Proposal 3.							1 Year	2 Years	3 Years	Abstain

3.	To approve, on an advisory and non-binding basis, the frequency with which stockholders are provided an advisory vote to approve executive compensation.						☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date